UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 30, 2004

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004, The Gap, Inc. (the “Company”) entered into an employment agreement with Gary Muto as President of the Company’s new fourth brand. Under the agreement, the Company will pay Mr. Muto an annual salary of $850,000, with an annual bonus potential of 0-140% of Mr. Muto’s base salary. Mr. Muto will also receive up to $220,000 in relocation bonus payments paid over two years. If the Company terminates Mr. Muto’s employment involuntarily, without cause before September 15, 2007, Mr. Muto will receive income continuation for 12-18 months. The agreement is attached hereto as Exhibit 10.1 under Item 9.01.

Item 9.01 Exhibits

10.1	Agreement dated as of September 28, 2004 and confirmed on September 30, 2004 by and between Gary Muto and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: October 6, 2004	By:	/s/ Byron Pollitt
Byron Pollitt
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated as of September 28, 2004 and confirmed on September 30, 2004 by and between Gary Muto and the Company